Exhibit 21.1

The following is a list of the Corporation’s consolidated subsidiaries as of March 1, 2006. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director’s qualifying shares.

Name	State of Jurisdiction of Organization
3401 Hillview Avenue LLC	Delaware
6027270 Canada, Inc.	Canada
900 West Park Drive LLC	Delaware
Acartus, Inc.	Delaware
ActionPoint GmbH	Germany
ActionPoint UK Ltd.	United Kingdom
A.C.N. 096 059862 Pty Limited (fka EMC Australia Pty Ltd)	Australia
Australian Outsourcing Pty Limited	Australia
Authentica International, Inc.	Delaware
Captiva Context, Inc.	Illinois
Captiva Software B.V.	Netherlands
Captiva Software France EURL	France
Captiva Software GmbH	Germany
Captiva Software Pty. Ltd.	Australia
Captiva Software SA	France
Captiva Software UK Corporation	United Kingdom
Captiva SPb	Russia
Condor Merger Corporation	California
Dantz Development (UK), Limited.	United Kingdom
Data General Argentina S.A.	Argentina
Data General BVI, Ltd.	British Virgin Islands
Data General do Brasil Ltda.	Brazil
Data General Gesellschaft m.b.H.	Austria
Data General Hong Kong Limited	Hong Kong
Data General International, Inc.	Delaware
Datagen, Inc.	Delaware
Documentum Canada Company	Canada (Nova Scotia)
Documentum Canada Holdings, Inc.	Delaware
Documentum Consultoria De Informatica do Brazil Ltd.	Brazil
Documentum F.S.C.	Barbados
Documentum GmbH	Germany
Documentum Iberia SL	Spain
Documentum International, Inc.	California
Documentum Ireland Holdings Limited	Barbados
Documentum Ireland Limited	Ireland
Documentum Italia S.r.l.	Italy
Documentum Mexico SA de CV	Mexico
Documentum Pte. Ltd.	Singapore
Documentum SARL	France
Documentum Software Europe Ltd.	United Kingdom
Dolphin Organisationsberatung und IT-Projekte GmbH	Germany
Eighty-First Patriot Pty Limited	Australia
EMC (Benelux) B.V., S.a.r.l.	Luxembourg
EMC Belgian Development Group BVBA	Belgium
EMC Chile S.A.	Chile
EMC Computer Storage Systems (Sales and Services) Ltd.	Israel
EMC Computer Systems (Benelux) B.V.	Netherlands

EMC Computer Systems (China) Co., Ltd.	China
EMC Computer Systems (FE) Limited	Hong Kong
EMC Computer Systems (Malaysia) Sdn. Bhd.	Malaysia
EMC Computer Systems (South Asia) Pte. Ltd.	Singapore
EMC Computer Systems (UK) Limited	United Kingdom
EMC Computer Systems AG	Switzerland
EMC Computer Systems Argentina S.A.	Argentina
EMC Computer Systems Austria GmbH	Austria
EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.	Turkey
EMC Computer Systems Danmark A/S	Denmark
EMC Computer Systems France S.A.	France
EMC Computer Systems Italia S.p.A.	Italy
EMC Computer Systems Mexico S.A. de CV	Mexico
EMC Computer Systems Poland Sp. z.o.o.	Poland
EMC Computer Systems South Africa (Pty.) Ltd.	South Africa
EMC Computer Systems Spain S.A.	Spain
EMC Computer Systems Venezuela, S.A.	Venezuela
EMC Computer-Systems (Svenska) AB	Sweden
EMC Computer-Systems AS	Norway
EMC Computer-Systems Brasil Ltda.	Brazil
EMC Computer-Systems Ireland Limited	Ireland
EMC Computer-Systems OY	Finland
EMC Corporation of Canada	Canada
EMC Czech Republic s.r.o.	Czech Republic
EMC Dantz Development Europe	France
EMC Data Storage Systems (India) Private Limited	India
EMC del Peru, S.A.	Peru
EMC Deutschland GmbH	Germany
EMC Europe Limited	United Kingdom
EMC Global Holdings Company	Massachusetts
EMC Hungary Trading and Servicing Ltd.	Hungary
EMC Information Systems (Thailand) Limited	Thailand
EMC Information Systems CIS	Russia
EMC Information Systems N.V.	Belgium
EMC Information Systems Sweden AB	Sweden
EMC Investment Corporation	Delaware
EMC Japan K.K. *	Japan
EMC Luxembourg S.a.r.l.	Luxembourg
EMC Puerto Rico, Inc.	Delaware
eRoom Technology Australia Pty, Ltd.	Australia
Flanders Road Holdings LLC	Delaware
FormWare Corporation	Delaware
General Risk Insurance Company Ltd.	Bermuda
Hankook EMC Computer Systems Chusik Hoesa	South Korea
Information Systems EMC Greece S.A.	Greece
Legato Global, Inc.	Cayman Islands
Legato Software Systems Pte Ltd	Singapore
Legato Systems (Canada) Company	Canada
Legato Systems de Mexico S de RL de CV	Mexico
Legato Systems do Brasil Ltda	Brazil
Legato Systems Europe Holding B.V.	Netherlands
Legato Systems India Private Limited	India
Legato Systems Nederland B.V.	Netherlands
Legato Systems Polska sp.Zoo	Poland

Legato Systems Pty Ltd	Australia
Legato Systems UK Limited	United Kingdom
Legato Systems, H.K. Limited	Hong Kong
LGTO System AB	Sweden
Nihon Documentum K.K.	Japan
Rainfinity GmbH	Germany
Rainfinity Singapore Pte. Ltd.	Singapore
Rainfinity UK Limited	United Kingdom
SHYM Technology, Inc.	Delaware
SHYM Technology International, Inc.	Delaware
Smart Storage Global Ltd.	British Virgin Islands
Softworks International Ltd	United Kingdom
Softworks Savantechnology do Brasil Ltda.	Brazil
SWT (UK) Limited	United Kingdom
SWT Espana, S.L.	Spain
SWT US Inc.	Delaware
Symbus Technology, Inc.	Delaware
System Management Arts (Australia) Pty Limited	Australia
System Management ARTS (Cayman Islands) Incorporated	Cayman Islands
System Management Arts (Singapore) Pte. Ltd.	Singapore
System Management Arts (UK) Limited	United Kingdom
Tenth Mounpro Pty Limited	Australia
VMware Global, Inc.	Delaware
VMware International	Cayman Islands
VMware International Limited	Ireland
VMware K.K.	Japan
VMware Singapore Pte. Ltd.	Singapore
VMware, Inc.	Delaware
Woodland Street Partners, Inc.	Delaware

* 95% owned by EMC Corporation